                                                                  EXHIBIT 3.1.40

[SEAL]

                      FOR USE BY DOMESTIC CORPORATION ONLY

                               STATEMENT OF CHANGE

               OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH OF

                              SCI TECHNOLOGY, INC.

TO SECRETARY OF STATE OF ALABAMA:

Pursuant to the provisions of Section 10-2A-30, Code of Alabama 1975, the undersigned corporation, organized under the laws of the State of Alabama submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Alabama.

1.       The name of the corporation is SCI Technology, Inc.

2.       The Address of its present registered office is

            2109 W. Clinton Ave              Huntsville    Alabama        35805
         -----------------------------------------------------------------------
            Street Address, not P.O. Box       City         State       Zip Code

3.       The address to which its registered office is to be changed
         -----------------------------------------------------------------------
            Street Address, not P.O. Box       City         State      Zip Code

4.       The name of its present registered agent

            D. Lynn Cox

5.       The name of its successor registered agent is

              Michael M. Sullivan

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         Such change was authorized by resolution duly adopted by its board of directors.

DATED  January 18,______, 1990

                                         SCI Technology, Inc.           (Note 1)

                                      By: /s/ A. Eugene Sapp, Jr.       (Note 2)
                                          ------------------------------
                                                its __________ President
STATE OF Alabama                          A. Eugene Sapp, Jr.
COUNTY OF Madison

     Before me, the undersigned authority in and for said county and state, personally appeared Michael M. Sullivan, who being by me first duly sworn, doth depose and say that he/she is the Secretary of SCI Technology, Inc.

                                                           (Name of Corporation)
and that the foregoing statements contained in this report are true, full and correct.

                                          /s/ Michael M. Sullivan
                                        ----------------------------------------
                                                      (Signature of Officer)
                                        Michael M. Sullivan

     Subscribed and sworn to before mean this 18th day of January, 1990 in witness whereof I hereunto subscribe my name and affix the seal of my office.
                                          /s/ Carol M. Broussard
                                        ----------------------------------------
                                                             (Notary Public)
                                        My Commission expires November 3, 1993

Note l.  Exact corporate name of corporation making the statement.
Note 2.  Signature and title of officer signing for the corporation.

Mail one copy of this completed application and fee of $5.00 to:
                                                       Secretary of State
                                                       Corporation Division
                                                       524 State Office Building
                                                       Montgomery, AL  35130
                                                       (205) 261-5324

                                      -2-